     As filed with the Securities and Exchange Commission on October 2, 2000
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          VENTURE CATALYST INCORPORATED
             (Exact name of registrant as specified in its charter)

                                      Utah
                         (State or other jurisdiction of
                         incorporation or organization)

                                   33-0618806
                      (I.R.S. Employer Identification No.)

        16868 Via Del Campo Court, Suite 200, San Diego, California 92127
               (Address of Principal Executive Offices) (Zip Code)

                          VENTURE CATALYST INCORPORATED
                             1995 STOCK OPTION PLAN,
                                   AS AMENDED
                            (Full title of the plan)

                                 Kevin McIntosh
              Vice President, Chief Financial Officer and Treasurer
                          Venture Catalyst Incorporated
                      16868 Via Del Campo Court, Suite 200
                           San Diego, California 92127
                     (Name and address of agent for service)

                                 (858) 385-1000
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                              Glenn D. Smith, Esq.
                          Venture Catalyst Incorporated
                      16868 Via Del Campo Court, Suite 200
                               San Diego, CA 92127
                                 (858) 385-1000

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                Proposed maximum      Proposed maximum
   Title of securities       Amount to be        Offering price          Aggregate            Amount of
    To be registered          Registered          per share(1)       Offering price(1)     Registration fee
-------------------------- ------------------ --------------------- --------------------- -------------------
 Common Stock, $.001 par       3,000,000             $3.328              $9,984,000           $2,640.00
          value                shares(2)
=============================================================================================================

      (1) In accordance with Rule 457(h)(1), the price of the securities has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market on September 28, 2000 (a date within 5 business days prior to the date of filing this Registration Statement).

      (2) As presently constituted, plus such indeterminate number of shares as may become subject to the Venture Catalyst Incorporated 1995 Stock Option Plan, as Amended, as a result of adjustment provisions set forth in such Plan and agreements entered into pursuant thereto.

                     STATEMENT UNDER GENERAL INSTRUCTION E.
                      REGISTRATION OF ADDITIONAL SECURITIES

      The shares covered by this Registration Statement represent additional shares of the Registrant's Common Stock that have become available for issuance under the Venture Catalyst Incorporated 1995 Stock Option Plan, as Amended (the "1995 Plan") as a result of an amendment increasing the number of shares authorized for issuance thereunder from 9,000,000 to 12,000,000, which amendment is reflected in the revised Venture Catalyst Incorporated 1995 Stock Option Plan, as Amended (the "Amended 1995 Plan"), which is included as Exhibit 4.1 hereto. The Amended 1995 Plan supercedes the 1995 Plan. Unless otherwise noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-82169) relating to the 1995 Plan are incorporated by reference into this Registration Statement.


                                     PART II

ITEM 8.    EXHIBITS.

              4.1      Venture Catalyst Incorporated 1995 Stock Option Plan, as
                       Amended, previously filed as Appendix A to the Definitive
                       Proxy Statement dated April 27, 2000, of Venture Catalyst
                       Incorporated, a Utah corporation (formerly Inland
                       Entertainment Corporation) (the "Company"), filed with the U.S. Securities and Exchange Commission (the
                       "Commission") on April 27, 2000, which is incorporated herein by reference.

              5        Opinion of Paul, Hastings, Janofsky & Walker LLP

             23.1      Consent of Grant Thornton LLP

             23.2      Consent of Paul, Hastings, Janofsky & Walker LLP
                       (included in Exhibit 5)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 2, 2000.

                                          VENTURE CATALYST INCORPORATED,
                                          a Utah corporation


                                          By: /s/ L. Donald Speer, II
                                             ----------------------------------
                                              L. Donald Speer, II
                                              Chairman of the Board and
                                              Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                             Title                           Date
         ---------                             -----                           ----
/s/ L. Donald Speer, II                Chairman of the Board and          October 2, 2000
---------------------------------      Chief Executive Officer, and
L. Donald Speer, II                    a Director (Principal
                                       Executive Officer)

/s/ Kevin McIntosh                     Vice President, Chief              October 2, 2000
---------------------------------      Financial Officer, Principal
Kevin McIntosh                         Accounting Officer and
                                       Treasurer

/s/ Andrew B. Laub                     Executive Vice President,          October 2, 2000
---------------------------------      Corporate Development, and a
Andrew B. Laub                         Director

/s/ Stephen M. Dirks                   Vice President, Corporate          October 2, 2000
---------------------------------      Development and a Director
Stephen M. Dirks

/s/ Jana McKeag                        Vice President, Governmental       October 2, 2000
---------------------------------      Relations and a Director
Jana McKeag

/s/ Glenn D. Smith                     Executive Vice President,          October 2, 2000
---------------------------------      General Counsel, and Secretary
Glenn D. Smith

/s/ Charles Theodore ("Ted") Owen      Director                           October 2, 2000
---------------------------------
Charles Theodore ("Ted") Owen

/s/ Charles Reibel                     Director                           October 2, 2000
---------------------------------
Charles Reibel

                                       Director                           October 2, 2000
---------------------------------
Cornelius E. ("Neil") Smyth

                                INDEX TO EXHIBITS

ITEM 8.    EXHIBITS
              4.1      Venture Catalyst Incorporated 1995 Stock Option Plan, as
                       Amended, previously filed as Appendix A to the Definitive
                       Proxy Statement dated July 27, 2000 of Venture Catalyst
                       Incorporated, a Utah corporation (formerly Inland
                       Entertainment Corporation) (the "Company"), filed with the U.S. Securities and Exchange Commission (the
                       "Commission") on July 27, 2000, which is incorporated herein by reference.

              5        Opinion of Paul, Hastings, Janofsky & Walker LLP

             23.1      Consent of Grant Thornton LLP

             23.2      Consent of Paul, Hastings, Janofsky & Walker LLP
                       (included in Exhibit 5)